UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2020 (November 20, 2020)

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on September 30, 2020, 1847 Holdings LLC (the “Company”) entered into several securities purchase agreements with certain purchasers, pursuant to which the Company sold an aggregate of 2,189,835 units, at a price of $1.90 per unit, for an aggregate purchase price of $4,160,684. Each unit consists of (i) one (1) series A senior convertible preferred share of the Company, and (ii) a three-year warrant to purchase one (1) common share of the Company at an exercise price of $2.50 per share (subject to adjustment), which may be exercised on a cashless basis under certain circumstances.

As previously disclosed, on October 26, 2020, the Company entered into several securities purchase agreements, in the same form as those entered into on September 30, 2020, with additional purchasers, pursuant to which the Company sold an aggregate of 442,443 units, at a price of $1.90 per unit, to such purchasers for an aggregate purchase price of $840,640.

As previously disclosed, the terms of the series A senior convertible preferred shares are governed by a share designation, dated September 30, 2020 (the “Designation”). The Designation contains a provision regarding adjustments to the dividend rate, stated value and conversion price of the series A senior convertible preferred shares as follows:

•	On the first day of the 12th month following the issuance date of any series A senior convertible preferred share, the stated dividend rate shall automatically increase by five percent (5.0%) per annum and the conversion price shall automatically adjust to the lower of the (i) initial conversion price and (ii) the price equal to the lowest volume weighted average price (“VWAP”) of the ten (10) trading days immediately preceding such date.
•	On the first day of the 24th month following the issuance date of any series A senior convertible preferred, the stated dividend rate shall automatically increase by an additional five percent (5.0%) per annum, the stated value shall automatically increase by ten percent (10%) and the conversion price shall automatically adjust to the lower of the (i) initial conversion price and (ii) the price equal to the lowest VWAP of the ten (10) trading days immediately preceding such date.
•	On the first day of the 36th month following the issuance date of any series A senior convertible preferred share, the stated dividend rate shall automatically increase by an additional five percent (5.0%) per annum, the stated value shall automatically increase by ten percent (10%) and the conversion price shall automatically adjust to the lower of the (i) initial conversion price and (ii) the price equal to the lowest VWAP of the ten (10) trading days immediately preceding the third adjustment date.

On November 20, 2020, the Company and the holders of a majority of the series A senior convertible preferred shares entered into Amendment No. 1 to the Designation (the “Designation Amendment”) to amend the Designation to provide that, notwithstanding anything to the contrary contained in the Designation, the conversion price for purposes of the adjustments described above shall not be adjusted to a number that is below $0.0075.

The foregoing description of the Designation Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Designation Amendment filed as Exhibit 4.2 to this Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Share Designation of Series A Senior Convertible Preferred Shares (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on October 7, 2020)
4.2	Amendment No. 1 to Share Designation of Series A Senior Convertible Preferred Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2020	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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